                                                                    Exhibit 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated August 7, 1997 on Records Retention/Filesafe LP's financial statements, included in Iron Mountain Incorporated's Current Report Form 8-K filed with the Securities and Exchange Commission on November 25, 1997 and to all references to our Firm included in this registration statement.


                                                   /s/ Abbott, Stringham & Lynch

Campbell, California
November 18, 1999